SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act

                               (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

   [X]    Preliminary Proxy Statement
   [ ]    Definitive Proxy Statement
   [ ]    Definitive Additional Materials
   [ ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a.12

                       Emerging Markets Growth Fund, Inc.
                (Name of Registrant as Specified in its Charter)

                           Roberta A. Conroy, Esquire
                           Capital International Inc.
                    11100 Santa Monica Boulevard, 15th Floor
                          Los Angeles, California 90025
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

   [X]    No filing fee required
   [ ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
             14a-6(j)(2) or per Investment Company Act Rule 20a-1(c)
   [ ]    $500 per each party to the controversy pursuant to Exchange Act Rule
             14a-6(i)(3).
   [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
             and 0-11.

          (1)   Title of each class of securities to which transaction applies:

          -------------------------------------------------------

          (2)   Aggregate number of securities to which transaction applies:

          -------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*/:

          -------------------------------------------------------

          (4)   Proposed maximum aggregate value of transaction:

          -------------------------------------------------------

          */ Set forth the amount on which the filing fee is calculated and state how it was determined.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)   Amount Previously Paid:
          (2)   Form, Schedule or Registration No.:
          (3)   Filing Party:
          (4)   Date Filed:

May 19, 1997



Dear Shareholder:

         Enclosed is a Proxy Statement, Proxy, and stamped return envelope in connection with the upcoming Meeting of Shareholders of Emerging Markets Growth Fund, Inc. to be held June 27, 1997, in Los Angeles. It is very important that you read this material, cast your vote on the enclosed blue Proxy, and return it to us in the enclosed envelope as soon as possible.

         It would help us greatly in planning this meeting if you could give us an indication of whether you plan to attend the meeting in person. The
Shareholders' meeting is expected to be very brief because there will be no planned investment or other discussion apart from the administrative issues which need to be addressed. Regardless of your decision to attend at this time, please sign and return your voted Proxy as soon as possible. In the event you decide to attend the meeting, you may revoke the Proxy you mailed and vote in person instead. Please call Carita O'Connor at 310-996-6156 if you plan to attend.

         Thank you.


                                       ROBERTA A. CONROY
                                       Senior Vice President and Secretary

                       EMERGING MARKETS GROWTH FUND, INC.
                               ------------------

                        NOTICE OF MEETING OF SHAREHOLDERS
                                  JUNE 27, 1997

To the Shareholders of
EMERGING MARKETS GROWTH FUND, INC.:

         A Meeting of Shareholders of Emerging Markets Growth Fund, Inc. (the "Fund") will be held at the offices of The Capital Group Companies, Inc., 333 South Hope Street, 55th Floor, Los Angeles, California, on Friday, June 27, 1997, at 8:30 a.m., local time, to consider and vote on the following proposals described under the corresponding numbers in the accompanying Proxy Statement:

         (1)      To elect a board of fourteen (14) Directors;

         (2) To approve a proposal to increase the authorized capital stock of the Fund from 200 million shares to 400 million shares;

         (3) To approve a proposal to convert the Fund from closed-end to open-end, "interval fund" status;

         (4) If Proposal 3 is approved, to approve a proposal amending the Articles of Incorporation of the Fund to reflect the ability of the Board of Directors to increase or decrease the authorized capital stock of the Fund;

         (5) If Proposal 3 is approved, to approve a proposal amending certain provisions regarding the redeemability of the Fund's shares in the Articles of Incorporation to reflect the ability of the Board of Directors to set standards, from time to time, applicable to the redemption of Fund shares;

         (6) If Proposal 3 is approved, to approve a proposal to amend a fundamental investment policy to permit the Fund to borrow from a bank for temporary or emergency purposes in amounts not exceeding 5% of its assets, based on current value, and amending the By-laws of the Fund to reflect such amendment;

         (7) To approve a proposal to terminate the existing shareholders' agreement, and to amend the Articles of Incorporation by incorporating the restrictions on the transferability of shares currently provided under the Fund's shareholder's agreement;

         (8) To ratify the selection by the Board of Directors of the Fund of Price Waterhouse LLP as independent public accountants of the Fund for the fiscal year ending June 30, 1997; and

         (9) To transact such other business as may properly come before the Meeting.

         The Board of Directors has fixed the close of business on May 2, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

         The proposed business cannot be conducted at the Meeting unless the holders of a majority of the shares of the Fund outstanding on the record date are present in person or by proxy. Therefore, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS. THE PROXY IS REVOCABLE, AND YOUR SIGNING WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT THAT YOU ATTEND THE MEETING.

                                           By Order of the Board of Directors

                                                    ROBERTA A. CONROY
                                           Senior Vice President and Secretary
Los Angeles, California
May 19, 1997

================================================================================

                                    IMPORTANT

Shareholders can help the Fund avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly returning the enclosed Proxy. Please mark, date, sign and return the enclosed Proxy in order that the necessary quorum may be represented at the Meeting. The enclosed envelope requires no postage if mailed in the United States.
================================================================================


                       EMERGING MARKETS GROWTH FUND, INC.
          (11100 Santa Monica Boulevard, Los Angeles, California 90025)
                               ------------------

                                 PROXY STATEMENT
                             MEETING OF SHAREHOLDERS
                                  JUNE 27, 1997

         The enclosed Proxy is solicited by the Board of Directors of the Fund in connection with the Meeting of Shareholders to be held on June 27, 1997. Every properly executed Proxy returned in time to be voted at the Meeting will, unless such Proxy has previously been revoked, be voted at the Meeting of Shareholders in accordance with the directions indicated on such Proxy. IF NO DIRECTIONS ARE INDICATED, THE PROXY WILL BE VOTED "FOR" THE 14 PERSONS SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSALS 2 THROUGH 8. Anyone having submitted a Proxy may revoke it prior to its exercise, either by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. This Proxy was first mailed to shareholders on or about May 19, 1997.

         At the close of business on May 2, 1997, the record date fixed by the Board of Directors for the determination of shareholders entitled to notice of and to vote at the Meeting, there were outstanding 185,972,610 shares of capital stock, the only authorized class of securities of the Fund. Each share is entitled to one vote. There is no provision for cumulative voting. The following owners of record were known by the Fund to own beneficially 5% or more of the outstanding shares of the Fund: The Chase Manhattan Bank as Trustee for the General Motors Employees Global Group Pension Trust, The Chase Manhattan Bank as Trustee for the IBM Retirement Plan Trust, and Pensioenfonds PGGM.

         In the event that sufficient votes are not received by the Meeting date, a person named as proxy may propose one or more adjournments of the Meeting. The persons named as proxies will vote all Proxies in favor of such adjournment.

1.       ELECTION OF DIRECTORS

         Fourteen Directors are to be elected at the Meeting, each to hold office until his or her successor is elected and qualified. The fourteen nominees receiving the highest number of votes shall be deemed to be elected. Because it is not anticipated that meetings of shareholders will be held each year, the Directors' terms will be indefinite in length. All of the nominees for Director except Khalil Foulathi, Raymond Kanner, John G. McDonald and Shaw B. Wagener were elected by the shareholders at their last meeting on June 21, 1994. Mr. Foulathi was elected by Directors on June 17, 1996; Mr. Kanner was elected by Directors on January 20, 1997; and Professor McDonald was elected by Directors on June 21, 1994. Mr. Wagener has been nominated by the Board of Directors and has agreed to serve as Director if elected.

         Each of the nominees has agreed to serve as a Director if elected. If, due to present unforeseen circumstances, any nominee should not be available for election, the persons named as proxy will vote the signed but unmarked Proxies, and those marked for the nominated Directors, for such other nominees as the present Directors shall recommend. The following table sets forth certain information regarding the nominees.

                                    Current Principal
                                      Occupation and                                                                 Shares of the
                                        Principal                Year               Memberships on Boards of             Fund
Name of Nominee                         Employment               First             Other Registered Investment       Beneficially
(Position with Fund)                  During Past 5            Elected a             Companies and Publicly           Owned as of
and Date of Birth                        Years #                Director                 Held Companies               May 2, 1997
-----------------                        --------              ---------                ----------------              -----------

Khalil Foulathi 3               Executive Director,              1996                 Thuraya Satellite                   -0-
(Director)                      Evaluation and                                        Telecommunications Co.
05/20/51                        Followup Dept., Abu
                                Dhabi Investment
                                Authority

Nancy Englander*                Vice President,                  1991                                                    6,748
(President and                  Capital International,
Director)                       Inc.
08/12/44

David I. Fisher*                Chairman of the                  1986                 EuroPacific Growth Fund           11,197
(Vice Chairman of the           Board, The Capital                                    New Perspective Fund
Board)                          Group Companies,
09/17/39                        Inc.

Beverly L. Hamilton 2, 3        President,                       1991                 Connecticut Natural Gas            9,869
(Director)                      ARCO Investment                                         Company
10/19/45                        Management                                            MassMutual Institutional Funds
                                Company                                               United Asset Management Corp.

                                       2

Raymond Kanner 1, 3             Senior Investment                1997                                                     -0-
(Director)                      Manager, IBM
05/29/53                        Retirement Funds;
                                previously Manager,
                                IBM Credit
                                Corporation

Marinus W. Keijzer 2, 3         Chief Economist &                1986                                                     -0-
(Director)                      Strategist,
07/20/38                        Pensioenfonds
                                PGGM

Hugh G. Lynch 2                 Managing Director,               1988                 Morgan Grenfell Investment          -0-
(Director)                      International                                           Trust
10/23/37                        Investments, General
                                Motors Investment
                                Management
                                Corporation

Helmut Mader 3                  Director, Deutsche               1986+                                                    -0-
(Director)                      Bank AG
08/05/42

Teresa E. Martini 1, 3          Vice President, Public           1991                                                     -0-
(Director)                      Equity, AT&T
06/18/56                        Investment
                                Management
                                Corporation

John G. McDonald 1, 3           The IBJ Professor of             1994                 The American Funds Group          18,327
(Director)                      Finance, Graduate                                       (Director/Trustee of 6 funds)4
05/21/37                        School of Business,                                   Scholastic Corp.
                                Stanford University                                   Trinet Corp.
                                                                                      Varian Associates, Inc.

William Robinson 3              Director,                        1986                 Diamond Trust Bank Kenya Ltd.       -0-
(Director)                      Aga Khan Fund for                                     The Jubilee Insurance Company
07/20/38                        Economic                                                Ltd. (Kenya)
                                Development                                           Nation Printers & Publishers
                                                                                      New Jubilee Insurance Company
                                                                                        Ltd. (Pakistan)
                                                                                      TPS Holdings Ltd.

Patricia A. Small 1, 3          Treasurer, The                   1991                                                     -0-
(Director)                      Regents of the
12/28/45                        University of
                                California

                                       3

Walter P. Stern*                Chairman of the                  1991                 The American Funds Group          16,568
(Chairman of the                Board, Capital Group                                    (Director/Trustee of 7 funds)4
Board)                          International, Inc.                                   Temple-Inland, Inc.
09/26/28

Shaw B. Wagener*                Executive Vice                                                                            -0-
(Executive Vice                 President and
President)                      Director, Capital
07/01/59                        International, Inc.

 --------------------

# Corporate positions, in some instances, may have changed during the past five year period.

* Is considered an "interested person" of the Fund within the meaning of the Investment Company Act of 1940 (the "1940 Act"), on the basis of affiliation with Capital International, Inc. (the "Manager") or the parent company of the Manager, The Capital Group Companies, Inc.

+ Helmut Mader was one of the original founding Directors of the Fund elected in 1986. Mr. Mader resigned as a Director in 1991 following the sale of all shares of the Fund owned by Deutsche Bank Corporation, the company with which Mr. Mader is affiliated. In 1992, the Board re-elected Mr. Mader as a Director.

1 The Fund has an Audit Committee comprised of the above-designated directors. The function of the Committee includes such specific matters as recommending independent public accountants to the Board of Directors, reviewing the audit plan and results of audits and considering other matters deemed appropriate by the Board of Directors and/or the Committee.

2 The Fund has a Nominating Committee comprised of the above-designated Directors. The Committee's functions include selecting and recommending to the full Board of Directors nominees for election as Directors of the Fund. While the Committee is normally able to identify from its own resources an ample number of qualified candidates, it will consider shareholder suggestions of persons to be considered as nominees to fill future vacancies on the Board. Such suggestions must be sent in writing to the Nominating Committee of the Fund, c/o the Fund's Secretary, and must be accompanied by complete biographical and occupational data on the prospective nominee, along with the written consent of the prospective nominee to consideration of his or her name by the Committee. Under the law of the State of Maryland, where the Fund is incorporated, the Fund is not required to hold regular meetings of shareholders. Under the 1940 Act, a vote of shareholders is required from time to time for particular matters but not necessarily on an annual basis. As a result, it is not anticipated that the Fund will hold shareholder meetings on a regular basis and any shareholder proposal received may not be considered until such a meeting is held.

3 The Fund has a Contracts Committee which is composed of all directors who are not considered to be "interested persons" of the Fund within the meaning of the 1940 Act. The Contracts Committee's function is to request, review and consider the information deemed necessary to evaluate the terms of the Investment Advisory and Service Agreement that the Fund proposes to enter into, renew or continue prior to voting thereon, and to make its recommendation to the full Board of Directors on this matter.

4        The American Funds Group consists of 28 funds which are managed by an affiliate of the Manager.

         The Fund does not currently pay any compensation to its Directors.** In the future, however, the Fund may determine that compensation to its Directors is warranted. The Fund pays the expenses of attendance at Board and Committee meetings for the Directors who are not affiliated with the Manager.

         There were three Board of Directors meetings, three Audit Committee meetings, one Contracts Committee meeting, and one Nominating Committee meeting during the fiscal year ended June 30, 1996. All of the incumbent Directors attended at least 75% of the total meetings of the Board and of the committees of which they were members.


---------------------
** Professor McDonald received $153,800 in total compensation (all of which was voluntary deferred compensation) from six funds managed by an affiliate of the Manager for the calendar year ended December 31, 1996.


                                             Other Executive Officers

          Name                                                                                           Officer
(Position with Fund)                                                                                  Continuously
   and Date of Birth                        Principal Occupation for Last five Years (1)                Since (2)
-----------------------                     --------------------------------------------               ----------

Roberta A. Conroy                                    Assistant General Counsel,
(Senior Vice President and                        The Capital Group Companies, Inc.                       1991
Secretary)
08/17/54

Michael A. Felix                                           Vice President,                                1993
(Treasurer)                                          Capital International, Inc.
02/13/61

Hartmut Giesecke                                 Senior Vice President and Director,                      1993
(Vice President)                                     Capital International, Inc.
09/25/37

Peter C. Kelly                                             Senior Counsel,                                1996
(Vice President)                                  The Capital Group Companies, Inc.
01/28/59                                    (previously associated with Latham & Watkins
                                                           for seven years)

Victor D. Kohn                                        Executive Vice President,                           1996
(Vice President)                                   Capital Research International
09/23/57

Nancy J. Kyle                                  Senior Vice President - International,                     1996
(Vice President)                                   Capital Guardian Trust Company
08/11/50

Steven N. Kearsley                                  Vice President and Treasurer,                         1986
(Vice President)                               Capital Research and Management Company
09/29/41

--------------------

(1)      The  occupation  shown  reflects  the  principal   employment  of  each
         individual during the past 5 years. Corporate positions, in some instances, may have changed during this period.

(2) Officers are elected to hold office until their respective successors are elected, or until they resign or are removed.

         No  officer,   Director  or  employee  of  the  Manager   receives  any
remuneration from the Fund. All officers and Directors as a group (21) owned beneficially less than 1% of the shares of the Fund outstanding on May 2, 1997.

2. APPROVAL OF A PROPOSAL TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE FUND FROM 200 MILLION SHARES TO 400 MILLION
         SHARES

         The Board of Directors proposes to increase the authorized capital stock of the Fund from Two Hundred Million (200,000,000) shares to Four Hundred Million (400,000,000) shares. The Fund's Articles of Incorporation currently limit the issuance of authorized capital stock of the Fund to Two Hundred Million (200,000,000) shares. The Fund's Articles of Incorporation also empower the Board of Directors to authorize the issuance from time to time of shares of capital stock, subject to limitations set forth in the Fund's Articles of Incorporation, By-laws, or in the General Corporation Law of the State of Maryland, where the Fund is incorporated. Under Maryland law, an increase in the Fund's capital stock requires shareholder approval.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         Management and the Board of Directors believes that it is advisable to increase the authorized capital stock of the Fund in order to make available additional shares of the Fund to meet foreseeable requirements for future sales of shares to investors and shares purchased through the reinvestment of dividend and capital gain distributions. Therefore, it is proposed that Article V of the Articles of Incorporation be amended to read as follows:

            "The total number of shares of capital stock of the Corporation heretofore authorized was Two Hundred Million (200,000,000) shares of the par value of One Cent ($.01) per share and the aggregate par value of $2,000,000. As amended, the total number of shares of capital stock which the Corporation shall have authority to issue is Four Hundred Million (400,000,000) shares of the par value of One Cent ($.01) per share and of the aggregate par value of $4,000,000."

Approval of the proposal to increase the authorized capital stock of the Fund requires the affirmative vote of 66-2/3% of all votes entitled to be cast.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "FOR" THE PROPOSED AMENDMENT TO INCREASE THE CAPITAL
STOCK OF THE FUND.


3. APPROVAL OF A PROPOSAL TO CONVERT THE FUND FROM CLOSED-END TO OPEN-END, "INTERVAL FUND" STATUS

         At a meeting of the Board of Directors held on January 20, 1997, the Board of Directors, including a majority of those Directors who are not "interested persons" of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act") considered and approved the submission to shareholders of a proposal to convert the Fund from closed-end to open-end "interval fund" status (the "Proposal"). Shareholders of the Fund are now being asked to consider the Proposal and to consider related matters approved by the Board arising in connection with the conversion. Implementation of the Proposal and the effectiveness of the Fund's change of status under the 1940 Act are contingent both upon the approval by the shareholders of the Fund and obtaining the necessary exemptive relief from the Securities and Exchange Commission (the "Commission") to effectuate the Proposal.

A.       BACKGROUND OF THE PROPOSAL

         At the time the Fund was organized in 1986, it elected closed-end status, principally because it was believed that the closed-end fund format was the most appropriate for the Fund's investment program, given the relative newness of the emerging securities markets and the anticipated illiquidity of the Fund's investments in many emerging market securities. Because shares of closed-end funds that trade on stock exchanges frequently trade at a discount to net asset value, it was further determined that listing the Fund's shares on a regular stock exchange was not appropriate for this type of institutional investment product. A fundamental concern with the Fund's current structure has been the lack of liquidity for shareholders with respect to their investments in the Fund. A limited form of liquidity for Fund shares has been provided by the Fund's ability to conduct periodic tender offers for its shares. Under the Fund's tender offer policy these tender offers are limited in amount to no more than 5% of the Fund's outstanding shares on a quarterly basis, subject to Board approval. The Fund has conducted only one tender offer, in 1991.

         Tender offers by closed-end funds, which are governed extensively under the Securities Exchange Act of 1934 (the "1934 Act"), are relatively cumbersome and costly undertakings, and impose greater restrictions and costs than are applicable to the redemptions effected by an open-end fund. The tender offer mechanism has been designed principally to help listed closed-end funds to minimize the discount at which their shares often trade, a situation which is not relevant to the Fund. Moreover, tender offers generally are made for limited amounts of shares. If more shares are tendered for repurchase than have been authorized by the Board, i.e., 5% of outstanding shares, the Fund is only required to accept such tenders on a pro rata basis. In addition, the discretion granted to directors in determining whether to conduct the tender offer results in a lack of predictability for investors as to whether a tender offer will occur. Accordingly, tender offers by the Fund are an awkward means to achieve limited liquidity.

         Currently, tender offers cannot be made with sufficient frequency or for a sufficiently large percentage of the Fund's shares to provide shareholder liquidity comparable to what would be available if the Fund offered redeemable securities. Under certain market conditions, particularly in the event that Fund shareholders should wish to liquidate a significant portion of their holdings in the Fund, an active secondary market in the Fund's shares could develop. The Fund's shares could trade in any such market at a discount or premium to net asset value. Periodic redeemability would give shareholders the assurance that their investment can be liquidated at net asset value within a predictable time frame.

         Since the Fund's organization and election of the closed-end format, developments in emerging securities markets, regulatory developments suggesting that a strict legal dichotomy between open-end and closed-end funds may not be required to protect investors, and the desire of its significantly expanded sophisticated shareholder base to improve overall liquidity of the Fund's shares have led management of the Fund and the Board to conclude that a different form of organization for the Fund would be more appropriate. The Board has therefore determined to request exemptive relief from the Commission to permit it to operate as an open-end interval fund.

         Management of the Fund believes that the composition of its current portfolio, the increased number of shareholders, and the evolution of the emerging markets over the last ten years permit the Fund to provide a level of liquidity for its shareholders that was not possible at the Fund's inception. Under the current system for providing the Fund's shareholders with limited liquidity for their investments in the Fund, there is no guarantee that the Fund will make a tender offer at the time a shareholder needs or wants liquidity, or that a shareholder will be able to liquidate all of the Fund shares it may wish to liquidate in response to an offer. In addition, the tender offer mechanism involves costs and delays which may influence the decision of the Board to conduct tender offers on a regular or frequent basis. If a small number of shares is expected to be tendered, the Board may consider that, given the fixed costs involved in conducting a tender offer, it would be in the best interests of the Fund to delay the tender offer, until such time as a greater number of shares may be tendered.

         In the process of discussing possible solutions to the current lack of liquidity of shareholder interests in the Fund, over several years, various alternatives were considered, including, but not limited to: conversion to a traditional open-end mutual fund; retaining its status as a closed-end fund and making regular repurchases pursuant to Rule 23c-3 under the 1940 Act; obtaining a stock exchange listing for its shares; arranging for a market maker to match investors wishing to purchase shares with shareholders wishing to sell shares; converting to a "qualified purchaser" fund under Section 3(c)(7) of the 1940 Act; and conducting a tender offer for the Fund's shares. None of the possible alternatives was considered to be as advantageous as the Proposal to convert to an open-end interval fund.

B.       THE PROPOSAL

         The Fund proposes to convert its status under the 1940 Act from that of a diversified closed-end investment company to that of a diversified open-end management company in the form of an interval fund. The Fund proposes to continue to sell its shares weekly and at the end of each month at the net asset value per share next determined following receipt of the purchase order.

         Under the proposed redemption policy, the Fund would stand ready to redeem its shares at monthly intervals. The Fund would accept shareholders' orders to redeem shares up to and including the first calendar day of each month (or, if any such day is not a business day, then the following business day) -- the Redemption Deadline. Any redemption requests received during the course of any calendar month would be effective as of the next Redemption Deadline -- the first calendar day of the next month. Redemption prices would be determined at the close of business on the Redemption Pricing Date -- the last calendar day of each month (or, if any such day is not a business day, then the immediately preceding business day). Payment of redemptions would be made on or before the Redemption Payment Date, which would be within seven calendar days of the Redemption Pricing Date (or, if any such day is not a business day, then the following business day). Thus, a redemption request would be effective the first business day of the month (on the Redemption Deadline), and priced on the last day of the month, or the immediately preceding business day if the last day of the month is not a business day (the Redemption Pricing Date). Proceeds would be paid no later than one week after the Redemption Pricing Date. The Board anticipates that redemption proceeds generally would be paid on the business day following the Redemption Pricing Date, under normal circumstances.

         The Board would adopt a liquidity standard for the Fund's portfolio designed to permit the Fund to meet redemption requests. The proposed liquidity standards would enable the Fund to be more fully invested between redemption deadlines, potentially providing greater investment returns for investors, while at the same time ensuring that the Fund would be able to meet shareholder expectations that any redemption request will be honored on a timely basis. In order to provide further assurance that the Fund would be able to meet concentrated redemption requests, if any, on a monthly basis, the Fund is considering the possibility of establishing a committed liquidity credit facility for the purpose of borrowing money to meet redemption payments. The liquidity line of credit would be utilized by the Fund only if the Fund could not reasonably meet redemption requests in any one month with available cash by the Redemption Payment Date.


C.       DIFFERENCES BETWEEN FUND OPERATIONS AS A CLOSED-END
         INVESTMENT COMPANY AND AN OPEN-END INTERVAL FUND

         Some of the legal and practical differences between operations of the Fund as a closed-end investment company and an open-end interval fund are as follows:

         Redeemable Securities. Currently, the Fund is registered as a closed-end investment company under the 1940 Act. As a closed-end investment company, the Fund is prohibited from issuing "redeemable securities" as defined in the 1940 Act. In contrast, open-end investment companies issue redeemable securities. The holders of redeemable securities generally have the right to surrender those securities to the fund each business day and obtain in return their proportionate share of the fund's net assets, or the cash such share represents (less any applicable redemption fee). Most mutual funds also continuously offer new shares based on the net asset value of the fund next determined after receipt of a purchase order. Closed-end funds typically do not make continuous offerings of their shares, although the Fund does make continuous offerings pursuant to the "shelf registration" rules under the Securities Act of 1933, as amended (the "1933 Act"). Shares of most closed-end funds trade on national securities exchanges, although some, like the Fund, trade only in over-the-counter markets.

         Liquidity Restrictions. Closed-end funds are not subject to a liquidity restriction under the 1940 Act. The Fund's Board of Directors currently has authorized investment by the Fund of up to 10% of its assets in the aggregate (taken at the time of purchase) (i) in developing country securities that are not readily marketable due to contractual and other restrictions on resale or because of the absence of a secondary market ("illiquid securities"), and (ii) in securities of issuers that are not domiciled and/or do not have their principal places of business in developing countries that have qualified markets ("non-qualified market developing country securities") (or investment companies that invest solely in issuers described in clause (ii)). The Fund's investment in securities of such issuers is limited to 1% of the Fund's assets (taken at the time of purchase) in any one issuer and 2% of the Fund's assets (taken at the time of purchase) in the aggregate in issuers located and having their principal places of business in any one country. As an open-end interval fund, the Fund would adopt as a fundamental policy that at least 85% of its assets must (i) mature by the next Redemption Payment Date, or (ii) be capable of being sold between the Redemption Deadline and the Redemption Payment Date at approximately the price used in computing the Fund's net asset value.

         Portfolio Management. Closed-end companies may keep their assets fully invested in accordance with their investment objectives and may make investment decisions without having to adjust for cash inflows and outflows from continuing sales and redemptions of shares. As an open-end interval fund, the Fund would be subject to a 15% limitation on investment in illiquid securities. The Fund will, however, be able to be invested more fully in emerging securities markets than a traditional open-end fund by not having to meet daily redemptions. The irrevocability of redemption requests after the Redemption Deadline would permit the Fund's investment adviser to make arrangements for the amount of liquidity necessary to meet redemption requests effective that month with the least disruption to the Fund's portfolio.

        Senior Securities and Borrowing. The 1940 Act limits the ability of an open-end fund to issue senior securities and borrow money in a more restrictive manner than the rules applicable to closed-end funds. However, the Fund is currently subject to a fundamental investment restriction providing that it will not borrow money, except for temporary or emergency purposes, and in an amount not exceeding 5% of its assets. This restriction is comparable to the borrowing restrictions of many open-end funds. Therefore, a change to open-end status will not affect the Fund's investment practices.

         Expenses. The costs of operating an open-end fund may be greater than those of a closed-end fund because of increased distribution, shareholder servicing, transfer agency, custodial and compliance-related costs. Although the Fund would remain an institutionally-oriented fund, and therefore would not incur many of the same such expenses as open-end funds that are offered to retail investors, conversion to open-end interval fund status may cause the Fund to incur greater expenses due to the possible cost of borrowing (to meet redemptions or for other permitted purposes). The Fund's adviser, Capital International, Inc., would continue to bear any distribution-related expenses relating to the Fund. The Proposal may also result in the Fund having fewer assets due to redemptions. In that case, the fixed costs of operating the Fund would be deducted from a smaller asset base and the loss of economies of scale might result in a relative increase in other expenses, including the management fee paid to the Fund's adviser, which features fee "breakpoints" at different asset levels.

         Voting Rights. The voting rights of Fund shareholders will not change if the Fund converts to open-end status.

         Qualification as a Regulated Investment Company. After its conversion to an open-end interval fund, the Fund intends to continue to qualify for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended. Therefore, it will continue to be relieved of federal income tax on that part of its investment company taxable income and net capital gain that is distributed to its shareholders.

D.       CONVERSION TO AN OPEN-END INTERVAL FUND

         The Proposal will require for its approval the affirmative vote of the lesser of (a) 67% or more of all shares present and entitled to vote at the Meeting, provided the holders of more than 50% of all shares outstanding and entitled to vote are present or represented by proxy, or (b) more than 50% of all outstanding shares. If the Proposal is approved, the conversion would take place only when and if the Commission grants exemptive relief to the Fund in substantially the form requested in the Fund's Application for exemptive relief, filed with the Commission on April 25, 1997 (SEC File No. 812-10634). Open-end interval funds currently are not provided for under the 1940 Act or the Commission's rules. In order to implement the Proposal, the Fund will require an order exempting the Fund from certain provisions of the 1940 Act and certain Commission rules thereunder. If the Commission declines to grant the requested relief or is willing do so only on conditions or with modifications that differ substantially from the requested relief and which are unacceptable to the Fund's Board of Directors, the Fund will remain a closed-end fund notwithstanding a vote in favor of the Proposal by a majority of the shareholders of the Fund.

         In the event that shareholders vote to convert the Fund from closed-end to open-end interval fund status, a number of additional actions would need to be taken not only to effect the conversion of the Fund to an open-end investment company but also to allow the Fund to operate effectively as an open-end fund. The conversion of the Fund to an open-end interval fund will be accomplished by:
(i) the filing of Articles of Amendment and Restatement of the Fund with the State Department of Assessments and Taxation of Maryland; and (ii) the filing of an amendment to the Fund's registration with the Commission changing the Fund's sub-classification under the 1940 Act from that of a closed-end investment company to an open-end investment company in the form of an interval fund. Proposals 4, 5 and 6 are being submitted to shareholders concurrently with the Proposal to convert to an open-end interval fund. These proposals are designed to assist in the implementation of the conversion and to facilitate the Fund's operation as an open-end interval fund. Approval of these proposals is mutually contingent upon shareholder approval of the Proposal to convert the Fund to an open-end interval fund. If these proposals are approved by shareholders, the amendments will be reflected in the Articles of Amendment and Restatement of the Fund in the form attached hereto as Appendix B.

E.       RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Fund recommends that the shareholders approve the Proposal to convert the Fund to an open-end management company in the form of an interval fund. The Proposal would provide shareholders the benefit of a fully redeemable investment, while permitting the Fund to be more fully invested in developing country securities than would be the case if it were required to maintain sufficient cash or liquid portfolio securities to meet daily requests for redemption by Fund shareholders. The Fund believes that its shareholders benefit from the Fund being substantially invested in emerging market securities. The Fund could also increase its potential shareholder base to include those persons who need or desire a redeemable investment. The Fund proposes herein, however, to maintain its shareholder qualification requirements (see proposal 7 below). The Proposal also would permit the Fund to invest in a portfolio that is somewhat less liquid than that of a traditional open-end fund. The proposed redemption policy is further designed to permit the Fund to accumulate sufficient cash in an orderly manner to meet any shareholder redemption requests that may be made.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "FOR" THE PROPOSAL TO CONVERT THE FUND FROM CLOSED-END
TO OPEN-END INTERVAL FUND STATUS.


4.       APPROVAL OF A PROPOSAL TO AMEND THE ARTICLES OF
         INCORPORATION TO REFLECT THE ABILITY OF THE BOARD OF
         DIRECTORS TO INCREASE OR DECREASE THE AUTHORIZED CAPITAL OF
         THE FUND.

         In connection with the Proposal to convert to an open-end interval fund, the Board of Directors proposes to amend the Fund's Articles of Incorporation to reflect the ability of the Board to increase or decrease the amount of authorized capital stock of the Fund without shareholder approval, in accordance with Section 2-105(c) of the Maryland General Corporation Law. Approval of this proposal is contingent upon approval of the Proposal to convert to an open-end interval fund. If this amendment is adopted, it will be reflected in the Articles of Amendment and Restatement of the Fund.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends that the shareholders approve the proposal to amend the Articles of Incorporation to reflect the ability of the Board of Directors to increase or decrease the authorized capital stock of the Fund without obtaining the approval of the shareholders. The ability to increase or decrease the authorized capital stock of an open-end fund is governed by Section 2-105(c) of the Maryland General Corporation Law. Section 2-105(c) provides that the directors of an open-end fund may increase or decrease the authorized capital stock of the fund in their discretion and without obtaining shareholder approval. Although Maryland law does not require inclusion of this authority in the Articles of Incorporation, the Board of the Fund would prefer that the Articles of Incorporation explicitly reference the Board's authority to increase or decrease the authorized capital stock of the Fund. In the case of a decrease, the change cannot affect outstanding shares. An increase in the authorized capital stock of the Fund would not dilute shareholders' interests because shares of the Fund are sold at net asset value.

         Currently, as a closed-end fund, the Board of Directors must seek shareholder approval of an amendment to the Fund's Articles of Incorporation to increase or decrease the Fund's authorized capital stock (for example, see proposal 2 herein). Obtaining the requisite shareholder approval is costly and time consuming. The Board believes that the Fund should explicitly reference the statutory provisions which allow the board of directors of an open-end fund to increase or decrease the Fund's authorized capital without obtaining shareholder approval. Approval of the proposal to amend the Articles of Incorporation to reference the ability of the Board of Directors of the Fund to increase or decrease the authorized capital stock of the Fund requires the affirmative vote of 66-2/3% of all votes entitled to be cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF THE FUND TO REFLECT THE ABILITY OF THE BOARD OF DIRECTORS TO INCREASE OR DECREASE THE AUTHORIZED CAPITAL STOCK OF THE FUND.


5. APPROVAL OF A PROPOSAL TO ADOPT CERTAIN CHARTER PROVISIONS REFLECTING THE ABILITY OF THE BOARD OF DIRECTORS TO SET
         STANDARDS APPLICABLE TO REDEMPTIONS OF FUND SHARES

         In connection with the Proposal to convert to an open-end interval fund, the Board of Directors proposes to adopt certain charter provisions permitting the Board of Directors to set standards, from time to time, applicable to the redemption of Fund shares. Currently, the Fund's Articles of Incorporation provide that the Fund may "redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Articles of
Incorporation." The Board proposes to amend Article III, paragraph 4 of the Fund's Articles of Incorporation to allow the Fund:

    [t]o redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Corporation Law of the State of Maryland and in accordance with duly adopted resolutions of the Corporation's Board of Directors as adopted from time to time.

         It is common for open-end funds organized under Maryland law to refer in their organizational documents to the authority of their boards of directors to adopt resolutions relating to the redeemability of fund shares. Although the Fund believes that its Articles of Incorporation currently do not restrict it from offering redeemable securities on terms established by the Board of Directors, the Board of the Fund would prefer that the Articles explicitly reference the Board's authority to establish standards applicable to the redemption of the Fund's shares. This authority would be relevant only if the Fund converts to an open-end fund because as a closed-end fund, the Fund does not have the power to redeem its shares. If the amendment is adopted, the Board of Directors would have the explicit authority to change the standards on redemptions of Fund shares, including, but not limited to, imposing redemption fees and setting minimum amounts of redemptions. Approval of this proposal is contingent upon shareholder approval of the Proposal to convert the Fund to an open-end interval fund. If this amendment is adopted, it will be reflected in the Articles of Amendment and Restatement of the Fund.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends that the shareholders approve the proposal to amend the Articles of Incorporation of the Fund to reflect the ability of the Board of Directors to set standards applicable to the redemptions of Fund shares. Approval of this proposal requires the affirmative vote of 66-2/3% of all votes entitled to be cast.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ADOPT CERTAIN PROVISIONS REFLECTING THE ABILITY OF THE BOARD OF DIRECTORS TO SET STANDARDS APPLICABLE TO REDEMPTIONS OF FUND SHARES.

6. APPROVAL OF A PROPOSAL TO AMEND A FUNDAMENTAL INVESTMENT POLICY TO PERMIT THE FUND TO BORROW FROM A BANK FOR TEMPORARY OR EMERGENCY PURPOSES IN AMOUNTS NOT EXCEEDING 5% OF ITS ASSETS, BASED ON CURRENT VALUE, AND TO AMEND THE BY-LAWS OF THE FUND TO REFLECT SUCH AMENDMENTS

         In connection with its Proposal to convert the Fund to an open-end interval fund, the Board of Directors proposes to amend a fundamental investment policy to permit the Fund to borrow from a bank for temporary or emergency purposes in amounts not exceeding 5% of its assets, based on current value. Approval of this proposal is contingent upon shareholder approval of the Proposal to convert the Fund to an open-end fund.

         The 1940 Act requires a registered investment company such as the Fund to have certain specific investment polices which can be changed only by a shareholder vote. Funds may also elect to designate additional policies which may be changed only by a shareholder vote. Both types of policies, for purposes of this discussion, will be referred to as "investment restrictions." In the past, the Fund adopted certain investment restrictions, which are not required by the 1940 Act, to reflect regulatory, business or industry conditions. The Fund is presently subject to an investment restriction which permits the Fund to borrow from a bank for temporary or emergency purposes in amounts not exceeding 5% (taken at the lower of cost or current value) of its total assets (not including the amount borrowed) and to pledge its assets to secure such borrowings.

         To date, the Fund has not borrowed in connection with its investment program. In the event that the Fund converts to a open-end interval fund, management and the Board of Directors believe that a credit facility would reduce portfolio liquidity concerns. The credit line could be called upon to meet redemption requests which, due to settlement or other delays, could not be met with portfolio sale proceeds by the payment date.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         Management and the Board of Directors believe that the 5% limit on the amount of the permitted borrowing should be applied to the current value of the Fund, as opposed to the current language requiring that the 5% limit be applied to the lower of cost or current value of the Fund. In order to effectuate the proposed change, it is proposed that Section 2 of the Investment Restrictions as contained in the Fund's current prospectus be amended to read as follows:

    [a]s a matter of fundamental policy the Fund will not . . . issue senior securities (except warrants issued to the Fund's shareholders and except as may arise in connection with certain security purchases, all subject to limits imposed by the Investment Company Act of 1940), borrow money (except that the Fund may borrow (a) in connection with hedging a particular currency exposure and (b) from banks for temporary or emergency purposes, such borrowings not to exceed 5% of the value of its total assets (excluding the amount borrowed)), and pledge its assets (except to secure such borrowings);

         In addition, it is proposed that Article XIV, Section 1, paragraph (b)2 of the Fund's By-laws be amended to read as follows:

         [a]s a matter of fundamental policy, the Corporation will not . . . issue senior securities, except as may arise in connection with certain security purchases and subject to limits imposed by the 1940 Act, pledge its assets, borrow money, secured or unsecured, except that the Corporation may borrow in connection with hedging a particular currency exposure and except that the Corporation may borrow from a bank for temporary or emergency purposes in amounts not exceeding 5% of the value of its total assets (excluding the amount borrowed) and pledge its assets to secure such borrowings, and except that the Corporation may issue warrants to its shareholders;

         Approval of the proposal to amend a fundamental investment policy requires the affirmative vote of (a) 67% or more of all shares present and entitled to vote at the Meeting, provided the holders of more than 50% of all shares outstanding and entitled to vote are present or represented by proxy, or
(b) more than 50% of all outstanding shares.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO AMEND A FUNDAMENTAL INVESTMENT POLICY TO PERMIT THE FUND TO BORROW FROM A BANK FOR TEMPORARY OR EMERGENCY PURPOSES IN AMOUNTS NOT EXCEEDING 5% OF ITS ASSETS, BASED ON CURRENT VALUE AND TO AMEND THE BY-LAWS OF THE FUND TO REFLECT SUCH AMENDMENT.


7. APPROVAL OF A PROPOSAL TO TERMINATE THE EXISTING SHAREHOLDERS' AGREEMENT AND TO INCORPORATE CERTAIN RESTRICTIONS ON SHARE TRANSFERABILITY IN THE ARTICLES OF INCORPORATION OF THE FUND

         The Board of Directors proposes to terminate the existing shareholders' agreement and to incorporate certain restrictions on the transferability of Fund shares, which are currently provided for in the shareholders' agreement, in the Articles of Incorporation of the Fund. If this amendment is adopted, the restrictions on transferability will be reflected in the Articles of Amendment and Restatement of the Fund. This proposal is unrelated to the Proposal to convert to an open-end interval fund. Approval of the termination of the shareholders' agreement requires, by its terms, the written consent of the holders of at least 66-2/3% of the issued and outstanding shares of the Fund. Accordingly, approval of the proposal to terminate the shareholders' agreement and to retain certain provisions regarding transferability of the Fund's shares requires the affirmative vote of 66-2/3% of all votes entitled to be cast. A vote in favor of this proposal shall constitute the shareholder's written consent to the termination of the shareholders' agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends that the shareholders approve the proposal to terminate the current shareholders' agreement and to incorporate the restrictions on transferability in the Articles of Incorporation of the Fund. The shareholders' agreement prohibits the transfer of shares of the Fund unless certain conditions are met: the transfer must be at least $100,000 worth of shares, and the transferee and its affiliates must not own more than 15% of the Fund's shares after giving effect to the transfer. Given the Fund's current size, the Board does not feel that the 15% limitation serves any practical purpose. In addition, the minimum transfer amount of $100,000 limits shareholders' ability to transfer or liquidate smaller amounts of shares. If the Fund converts to an open-end interval fund, as proposed herein, the Fund does not expect to impose a minimum redemption amount.

         Under the shareholders' agreement, transferees must also meet the net worth requirements imposed on purchasers of shares of the Fund. The Board has found that the current shareholders' agreement has inhibited investment by certain entities, primarily public employee funds and supranational organizations that either under governing state law or because of internal policy cannot, or will not, agree to certain provisions of the shareholders' agreement. The provision most often found problematic is one providing for payment of legal fees of non-defaulting parties in the event of default by the shareholder. Termination of the shareholders' agreement also would eliminate the existing prohibition against the pledge of shares found in the shareholders' agreement. The Board believes that the shareholders' agreement is useful primarily for limiting the transfer of Fund shares to shareholders who meet the Fund's self-imposed net worth requirements. For initial purchases, the Fund is able to exercise this control by selling only to shareholders who meet the stated criteria.

         The Board believes that it is in the best interests of the Fund to continue to limit the transfer of Fund shares to those investors who satisfy the Fund's self- imposed eligibility requirements. The Fund's current investor suitability requirements provide that each prospective investor that is a "company" (as defined in the 1940 Act) must have total assets in excess of $5 million, and that each prospective investor that is a natural person must be an "accredited investor" within the meaning of Regulation D under the 1933 Act. The minimum initial purchase required for both companies and natural persons is $100,000, with a $25,000 minimum for additional investments.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO TERMINATE THE EXISTING SHAREHOLDERS' AGREEMENT AND TO INCORPORATE CERTAIN RESTRICTIONS ON SHARE TRANSFERABILITY IN THE ARTICLES OF INCORPORATION OF THE FUND.

8. RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR 1996-97

         Shareholders are requested to ratify the selection by the Board of Directors (including a majority of Directors who are not "interested persons" of the Fund, as that term is defined in the 1940 Act) of the firm of Price Waterhouse LLP as independent public accountants for the Fund for the fiscal year ended June 30, 1997. In addition to the normal audit services, Price Waterhouse LLP provides services in connection with the preparation and review of federal and state tax returns for the Fund. Price Waterhouse LLP has served as the Fund's independent public accountants since inception in 1986, and has advised the Fund that it has no material direct or indirect financial interest in the Fund or its affiliates. No representative of the firm of Price Waterhouse LLP is expected to attend the Meeting of shareholders The vote of a majority of the shares of the Fund represented at the Meeting, provided at least a quorum (a majority of the outstanding shares) is represented in person or by proxy, is sufficient for the ratification of the selection of Price Waterhouse LLP as independent public accountants for the current fiscal year.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE CURRENT FISCAL YEAR.

SHAREHOLDER PROPOSALS

         Any shareholder proposals for inclusion in proxy solicitation material for a shareholders' meeting should be submitted to the Secretary of the Fund, at the Fund's principal executive offices, 11100 Santa Monica Boulevard, 15th Floor, Los Angeles, California 90025. Any such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and must be sent sufficiently far in advance of the meeting so that it is received by the Fund within a reasonable time before a solicitation is made.

         Under the law of Maryland where the Fund is incorporated, the Fund is not required to hold regular meetings of shareholders. Under the 1940 Act, a vote of shareholders is required from time to time for particular matters but not necessarily on an annual basis. As a result, it is not anticipated that the Fund will hold shareholders' meetings on a regular basis and any shareholder proposal received may not be considered until such a meeting is held.

MISCELLANEOUS

         The solicitation of the enclosed Proxy is made by and on behalf of the Board of Directors of the Fund. The cost of soliciting proxies, consisting of printing, handling and mailing of the Proxies and related materials, will be paid by the Fund. In addition to solicitation by mail, certain officers and directors of the Fund, who will receive no extra compensation for their services, may solicit by telephone, telegram or personally. All shareholders are urged to mark, date, sign, and return the Proxy (blue sheet) in the enclosed envelope, which requires no postage if mailed in the United States.

         Neither the persons named in the enclosed Proxy nor the Board of Directors are aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxies in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such Proxy a discretionary authority to vote the shares in respect to any such other matters in accordance with their best judgment in the interest of the Fund.

         The Manager is located at 11100 Santa Monica Boulevard, Los Angeles, California 90025 and 135 South State College Boulevard, Brea, California 92621.


         A copy of the Fund's most recent annual report and semi-annual report may be obtained, without charge, by writing to the Secretary of the Fund at 11100 Santa Monica Boulevard, 15th Floor, Los Angeles, California 90025, or by telephoning 800/421-0180 Ext. 6245. These requests will be honored within three business days of receipt.


                                       By Order of the Board of Directors




                                                        ROBERTA A. CONROY
                                      Senior Vice President and Secretary

May 19, 1997

                                   APPENDIX A

                                     PROXY

                       EMERGING MARKETS GROWTH FUND, INC.
         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND
            FOR THE MEETING OF SHAREHOLDERS TO BE HELD JUNE 27, 1997
PROXY

The undersigned hereby appoints Roberta A. Conroy, Nancy Englander, David I. Fisher and Peter C. Kelly, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the aforesaid Meeting of Shareholders to be held at the Offices of The Capital Group Companies, Inc., 333 South Hope Street, 55th Floor, Los Angeles, California on Friday, June 27, 1997, at 8:30 a.m., on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES IN ITEM 1 AND "FOR" ITEMS 2 through 8.

Please sign exactly as your name or names appear hereon. Joint owners should each sign individually. Corporate proxies should be signed in full corporate name by an authorized officer. Fiduciaries should give full titles as such.

1.       ELECTION OF DIRECTORS              |_|  For all     |_|  Against all

         Nancy Englander           Marinus W. Keijzer          William Robinson
         David I. Fisher           Hugh G. Lynch               Patricia A. Small
         Khalil Foulathi           Helmut Mader                Walter P. Stern
         Beverly L. Hamilton       Teresa E. Martini           Shaw B. Wagener
         Raymond Kanner            John G. McDonald

         |_| Check if shareholder wishes to withhold authority to vote for the following nominee(s):

                  --------------------------------------------------------------

2. To approve a proposal to increase the authorized capital stock of the Fund from 200 million shares to 400 million shares

                |_|  For               |_|  Against               |_|  Abstain

3. To approve a proposal to convert the Fund from closed-end to open-end, "interval fund" status

                |_|  For               |_|  Against               |_|  Abstain

4. If Proposal 3 is approved, to approve a proposal amending the Articles of Incorporation of the Fund to reflect the ability of the Board of Directors to increase or decrease the authorized capital stock of the Fund

                |_|  For               |_|  Against               |_|  Abstain

5. If Proposal 3 is approved, to approve a proposal to adopt certain charter provisions reflecting the ability of the Board of Directors to set standards applicable to redemptions of Fund shares

                |_|  For               |_|  Against               |_|  Abstain

6. If Proposal 3 is approved, to approve a proposal to amend a fundamental investment policy to permit the Fund to borrow from a bank for temporary or emergency purposes in amounts not exceeding 5% of its assets, based on current value, and amending the By-laws of the Fund to reflect such amendments

                |_|  For               |_|  Against               |_|  Abstain

7. To approve a proposal to terminate the existing shareholders' agreement and to amend the Articles of Incorporation by incorporating the restrictions on the transferability of Fund shares currently provided under the shareholders' agreement

                |_|  For               |_|  Against               |_|  Abstain

8.       To ratify the selection of independent accountants

                |_|  For               |_|  Against               |_|  Abstain

9. In their discretion, upon other matters as may properly come before the meeting.


                                       By:  ___________________________________
shareholder~                                    Authorized Person
# of shares~ Shares
                                       By:  ___________________________________
                                                Authorized Person

                                   APPENDIX B

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                       EMERGING MARKETS GROWTH FUND, INC.

Emerging Markets Growth Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation desires to amend and restate its charter as currently in effect and as hereinafter amended.

         SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

                                    ARTICLE I

         Michael L. Sapir, whose post office address is 1120 Connecticut Avenue, N.W., Washington, D.C. 20036, acted as the incorporator of this Corporation, under and by virtue of the General Corporation Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation. The initial Articles of Incorporation of the Corporation were filed with the State Department of Assessments and Taxation of Maryland on March 10, 1986.

                                   ARTICLE II

                                      NAME

         The name of the Corporation is EMERGING MARKETS GROWTH FUND, INC.

                                   ARTICLE III

                               PURPOSE AND POWERS

         The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

         (1) To conduct and carry on the business of an investment company of the management type.

         (2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

         (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Articles of Amendment and Restatement, as its Board of Directors may determine.

         (4) To redeem, purchase, or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Corporation Law of the State of Maryland and in accordance with duly adopted resolutions of the Corporation's Board of Directors as adopted from time to time.

         (5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any of the foregoing purposes or objects.

         The Corporation shall be authorized to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the General Corporation Law of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

         The post office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 929 North Howard Street, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in the State of Maryland is the Prentice-Hall Corporation System, Maryland, a corporation of the State of Maryland, and the post office address of the resident agent is 929 North Howard Street, Baltimore, Maryland 21201.



                                    ARTICLE V

                                  CAPITAL STOCK

         The total number of shares of capital stock of the Corporation heretofore authorized was Two Hundred Million (200,000,000) shares of the par value of One Cent ($.01) per share and the aggregate par value of $2,000,000. As amended, the total number of shares of capital stock which the Corporation shall have authority to issue is 400,000,000 shares of the par value of One Cent ($.01) per share and of the aggregate par value of $4,000,000. All shares shall be issued on a fully-paid and non-assessable basis.

         In the event that the Corporation is registered as an open-end company under the Investment Company Act of 1940, the Board of Directors of the Corporation may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that the Corporation has authority to issue, from time to time as the Board of Directors shall determine, subject to any limits required by then applicable law.

         Shares of capital  stock of the  Corporation  shall have the  following
powers,   preferences  and  rights,  and   qualifications,   restrictions,   and
limitations thereof:

                  (a) The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, then standing in his name on the books of the Corporation.

                  (b) The shares of capital  stock,  when issued,  will be fully
paid  and  non-assessable  and  have  no  preference,   preemptive,  conversion,
exchange, or similar rights.

                  (c) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors. Dividends or distributions on shares or any class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

                  (d) No holder of shares of the Corporation's capital stock shall Transfer such shares or any interest therein to any person that does not meet the suitability standards as set forth by resolution of the Board of Directors from time to time. "Transfer" includes any sale, assignment, transfer, encumbrance, hypothecation, pledge or other disposition of any nature, voluntary or involuntary, by operation of law or otherwise, of any shares or of any interest therein.

                                   ARTICLE VI

                PROVISIONS FOR DEFINING, LIMITING AND REGULATING
                    CERTAIN POWERS OF THE CORPORATION AND OF
                         THE DIRECTORS AND STOCKHOLDERS

         (1) The number of Directors of the Corporation shall be one (1), which number may be, from time to time, increased or decreased by the Board of Directors by resolution. The names of those Directors who are currently in office at the date of these Articles of Amendment and Restatement are: Robert B. Egelston, Nancy Englander, David I. Fisher, Khalil Foulathi, Beverly L.
Hamilton, Raymond Kanner, Marinus W. Keijzer, Hugh G. Lynch, Helmut Mader, Teresa E. Martini, John G. McDonald, William Robinson, Patricia A. Small and Walter P. Stern.

         (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereinafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the by-laws of the Corporation or in the General Corporation Law of the State of Maryland.

         (3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof or otherwise).

         (4) Each Director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland.

         (5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the by-laws of the Corporation except any particular by-law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of applicable federal and state law.

                                   ARTICLE VII

                              DETERMINATION BINDING

         Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends, interest and capital gains for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created or shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provisions of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or any other provision of law including, if applicable to the Corporation, the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder, or (b) protect or purport to protect any Director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE VIII

                               PERPETUAL EXISTENCE

         The duration of the Corporation shall be perpetual.

                                   ARTICLE IX

                                    AMENDMENT

         The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock.

         THIRD:  The   amendment  to  and   restatement   of  the  Articles  of
Incorporation of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the shareholders of the Corporation as required by law.

         FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the Articles of Incorporation.

         FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the Articles of Incorporation.

         SIXTH: The number of Directors of the Corporation and the names of those currently in office are as set forth in Article VI of the foregoing amendment and restatement of the Articles of Incorporation.

         SEVENTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters of fact required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this ____day of __________, 1997.

ATTEST:                                        EMERGING MARKETS
                                               GROWTH FUND, INC.



_______________________                        By: _________________________
Secretary                                          President